Filed Pursuant to Rule 424(b)(3)
Registration No. 333-175989

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 2 DATED JUNE 1, 2015

TO THE PROSPECTUS DATED MARCH 12, 2015

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated March 12, 2015, as supplemented by Supplement No. 1, dated May 13, 2015 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. The purpose of this Supplement is to disclose the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from May 1 through May 31, 2015, for each of our classes of common stock.

Monthly Pricing Information (unaudited)

Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from May 1 through May 31, 2015.

Date	NAV per Share

	Class E	Class A	Class W	Class I
May 1, 2015	$7.29	$7.29	$7.29	$7.29
May 4, 2015	$7.29	$7.29	$7.29	$7.29
May 5, 2015	$7.29	$7.29	$7.29	$7.29
May 6, 2015	$7.30	$7.30	$7.30	$7.30
May 7, 2015	$7.30	$7.30	$7.30	$7.30
May 8, 2015	$7.30	$7.30	$7.30	$7.30
May 11, 2015	$7.30	$7.30	$7.30	$7.30
May 12, 2015	$7.30	$7.30	$7.30	$7.30
May 13, 2015	$7.30	$7.30	$7.30	$7.30
May 14, 2015	$7.30	$7.30	$7.30	$7.30
May 15, 2015	$7.30	$7.30	$7.30	$7.30
May 18, 2015	$7.28	$7.28	$7.28	$7.28
May 19, 2015	$7.28	$7.28	$7.28	$7.28
May 20, 2015	$7.28	$7.28	$7.28	$7.28
May 21, 2015	$7.28	$7.28	$7.28	$7.28
May 22, 2015	$7.29	$7.29	$7.29	$7.29
May 26, 2015	$7.29	$7.29	$7.29	$7.29
May 27, 2015	$7.28	$7.28	$7.28	$7.28
May 28, 2015	$7.28	$7.28	$7.28	$7.28
May 29, 2015	$7.28	$7.28	$7.28	$7.28

On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.